UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Jackson Street P.O. Box 3005  Columbus, IN  47202-3005

(Address of principal executive offices, including zip code)

(812) 377-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 22, 2018, Cummins Inc. (the “Company”) entered into a credit agreement (the “New 5-Year Credit Agreement”) by and among the Company, certain of its subsidiaries (together with the Company, the “Borrowers”) and the lenders named therein (the “5-Year Lenders”).  Under the New 5-Year Credit Agreement, which will mature on August 22, 2023 (the “Maturity Date”), the Borrowers may obtain revolving and swingline loans and letters of credit, in each case subject to certain amount limitations, in an amount up to $2.0 billion in the aggregate outstanding at any time prior to the Maturity Date. The New 5-Year Credit Agreement replaces the Prior 5-Year Credit Agreement (as defined below).

On August 22, 2018, the Company also entered into a 364-day credit agreement (the “New 364-Day Credit Agreement,” together with the New 5-Year Credit Agreement, the “Credit Agreements”) by and among the Company, the other Borrowers party thereto and the lenders named therein (the “364-Day Lenders,” together with the 5-Year Lenders, the “Lenders”).  Under the New 364-Day Credit Agreement, the Borrowers may obtain revolving and swingline loans, in each case subject to certain amount limitations, in an amount up to $1.5 billion in the aggregate outstanding at any time prior to August 21, 2019 (the “Commitment Termination Date”).  The New 364-Day Credit Agreement replaces the Prior 364-Day Credit Agreement (as defined below).

The borrowings under the Credit Agreements will not be secured with liens on any of the Company’s or its subsidiaries’ assets.  The Company will guarantee all borrowings by the subsidiary Borrowers under the Credit Agreements.

The Company may from time to time (a) prior to the Commitment Termination Date, increase the maximum availability under the New 364-Day Credit Agreement by up to $500 million and (b) prior to the Maturity Date, increase the maximum availability under the New 5-Year Credit Agreement by up to $1.0 billion, in each case if certain conditions are satisfied, including (i) the absence of any default or event of default under the applicable Credit Agreement, and (ii) the Company obtaining the consent of the Lenders participating in each such increase. In addition, prior to the Commitment Termination Date, the Company may, by notice to the administrative agent and subject to certain other conditions set forth in the New 364-Day Credit Agreement including the absence of any default or event of default thereunder, elect to convert all or a ratable portion of the outstanding revolving loans under the New 364-Day Credit Agreement into term loans (the “Term-Out Option”) that will mature on the first anniversary of the Commitment Termination Date. The Borrowers will pay a fee to the 364-Day Lenders equal to 0.5% of the aggregate principal amount of the outstanding revolving loans converted into term loans pursuant to the Term-Out Option.

Borrowings under the Credit Agreements will bear interest at varying rates, depending on the type of loan and, in some cases, the rates of designated benchmarks and the Borrower’s election.  For all borrowings under the Credit Agreements, Borrowers may choose among the following interest rates:  (i) solely in the case of U.S. dollar-denominated loans, an interest rate equal to the highest of (1) the prime rate in effect from time to time, (2) the greater of (A) the federal funds effective rate in effect from time to time and (B) the overnight bank funding rate in effect from time to time, in each case plus 0.5% and (3) the Adjusted LIBO Rate for a one month interest period plus 1.00%; (ii) an interest rate equal to the Adjusted LIBO Rate for the applicable interest period plus a rate ranging from 0.50% to 1.00%, depending on the credit rating of the Company’s senior unsecured long-term debt; or (iii) solely in the case of swingline loans, another rate agreed to by the applicable Lender and the applicable Borrower. The Adjusted LIBO Rate is a rate determined by reference to the rate payable on deposits in the relevant currency in the London interbank market.  Currently, the Company’s senior unsecured long-term debt is rated A2 by Moody’s Investors Service, Inc. and A+ by Standard & Poor’s Financial Services LLC, which would result in a rate of the Adjusted LIBO Rate plus 0.75% under (ii) above. Credit ratings are not recommendations to buy and are subject to change, and each rating should be evaluated independently of any other rating. In addition, the Company undertakes no obligation to update disclosures concerning its credit ratings, whether as a result of new information, future events or otherwise.

The Credit Agreements contain customary events of default and financial and other covenants, including a financial covenant requiring that the ratio of the total debt of the Company and its subsidiaries to the consolidated total capital of the Company and its subsidiaries as of the last day of each fiscal quarter not be greater than 0.65:1.

There are no material relationships between the Company or its affiliates and any of the Lenders, other than in connection with the Credit Agreements.  The description of each Credit Agreement set forth above is qualified by reference to the New 364-Day Credit Agreement and the New 5-Year Credit Agreement, as applicable, filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On August 22, 2018, the Amended and Restated Credit Agreement, dated as of November 13, 2015, by and among the Company, certain subsidiaries referred to therein and the lenders party thereto (the “Prior 5-Year Credit Agreement”), was replaced by the New 5-Year Credit Agreement.  Under the Prior 5-Year Credit Agreement, which would have matured on November 13, 2020, the borrowers and lenders were able to enter into revolving and swingline loans and issuances of letters of credit, in each case subject to certain amount limitations, in an amount up to $1.75 billion in the aggregate outstanding at any time prior to maturity.

In addition, on August 22, 2018, the 364-Day Credit Agreement, dated as of September 5, 2017, by and among the Company, certain subsidiaries referred to therein and the lenders party thereto (the “Prior 364-Day Credit Agreement”) was replaced by the New 364-Day Credit Agreement.  Under the Prior 364-Day Credit Agreement, under which the commitments would have terminated on September 4, 2018, the borrowers and lenders were able to enter into revolving and swingline loans, in each case subject to certain amount limitations, in an amount up to $1.0 billion in the aggregate outstanding at any time prior to maturity.

The borrowings under both the Prior 5-Year Credit Agreement and the Prior 364-Day Credit Agreement were not secured with liens on any of the Company’s or its subsidiaries’ assets and contained customary events of default and financial and other covenants.  On August 22, 2018, there were no loans outstanding under either the Prior 5-Year Credit Agreement or the Prior 364-Day Credit Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(10.1)

364-Day Credit Agreement, dated as of August 22, 2018, by and among Cummins Inc., the subsidiary borrowers referred to therein, the Lenders and Agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

(10.2)

Credit Agreement, dated as of August 22, 2018, by and among Cummins Inc., the subsidiary borrowers referred to therein, the Lenders and Agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2018

CUMMINS INC.

/s/Christopher C. Clulow
Christopher C. Clulow
Vice President - Corporate Controller
(Principal Accounting Officer)